EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-193545) and Forms S-3 (Nos. 333-260114 and 333-145032) of FNCB Bancorp, Inc. and Subsidiaries of our report dated March 10, 2023, relating to the consolidated financial statements, which appears in this annual report on Form 10-K for the year ended December 31, 2022.

/s/ Baker Tilly US, LLP

Baker Tilly US, LLP

Iselin, New Jersey
March 10, 2023